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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statements of Carey International, Inc. on Form S-8 (File Nos. 333-66155, 333-59631, 333-59629 and 333-32335) and on Forms S-4 (File No. 333-59599) of our
report dated August 28, 1998, except as to Note 9, for which the date is October 2, 1998, on our audit of the combined financial statements of Airport Limousine Partners, Inc. (d/b/a American Airport Limousine Corporation) and its combined companies as of December 31, 1997, and for the year then ended, which report is included in this Report on Form 8-K.


                                                      PricewaterhouseCoopers LLP

Washington, D.C.
December 16, 1998